UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite M Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Lawrence I. Washor Washor & Associates 21800 Oxnard Street, Suite 790 Woodland Hills, CA 91367 (310) 479-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Form 8-K/A is being filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K Filed by Parallax Health Sciences, Inc. under Item 5.02 on July 11, 2017, to 1) include Item 1.01; and 2) correct typographical errors made in the original filing.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by this Item 1.01 is set forth in Item 5.02 below, which is incorporated herein by reference.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

On July 11, 2017, Parallax Health Sciences, Inc. (the “Company”) announced that Mr. Joseph M. Redmond has left the Company as President, Chief Executive Officer and Chairman of the board of directors (the “Board”). The Company also announced Mr. Paul Arena as the Company’s newly appointed President, Chief Executive Officer and Board member.

Effective July 7, 2017, the Board of the Company has caused the departure of Mr. Redmond from his position as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, RoxSan Pharmacy, Inc. Pursuant to the Employment Agreement dated August 1, 2015, Mr. Redmond resigned from the Board of the Company and its wholly-owned subsidiary, RoxSan Pharmacy, Inc.

Effective July 7, 2017, pursuant to a unanimous Board resolution, Mr. Paul Arena was appointed as the Company’s President and Chief Executive Officer, and the Board caused Mr. Arena's election to the Company's Board and the Board of its wholly-owned subsidiary, RoxSan Pharmacy, Inc.

In connection with Mr. Arena’s appointment, the Company entered into an Executive Employment Agreement (the "Agreement") with Mr. Arena dated July 7, 2017, wherein Mr. Arena’s will serve as President and Chief Executive Officer for a period of three (3) years.  As compensation for his services, Mr. Arena will receive a base compensation of Three Hundred Fifty Thousand Dollars ($350,000) per annum in year one, of which 30% shall be deferred until certain funding goals are met; Four Hundred Twenty Five Thousand dollars ($425,000) in year two; and Five Hundred Fifty Thousand ($550,000) in year three.

Pursuant to the Agreement, Mr. Arena shall also be entitled to twice (2x) the base salary in any given year the Company's EBITDA reaches or exceeds the following: a) $1,000,000 generated by any individual division of the Company the first twelve month period following the date of the Agreement; b) $3,000,000 on a consolidated basis the second twelve month period; and c) $5,000,000 on a consolidated basis the third twelve month period. In the event the Company has not reached certain earnings/profits goals, Mr. Arena's base salary shall remain at the rate of Three Hundred Fifty Thousand Dollars ($350,000) per annum, or previous year, as the case may be, until the earnings/profits goals have been reached.

In connection with the Agreement, the Company has agreed to cause the issuance of ten million (10,000,000) shares of restricted common stock to Mr. Arena, of which 25% vests immediately upon execution of the Agreement; 25% vests one year from the date of the Agreement; 25% vests after two years from the date of the Agreement; and 25% vests when certain funding goals have been met.

Also, in connection with the Agreement, Mr. Arena shall be granted five million (5,000,000) stock options at an exercise price of twenty five cents ($0.25) per share.  The options are for a period of five years, and vest as follows: a) 25% immediately upon execution of the Agreement; b) 25% when the Company's stock trades above forty cents ($0.40) per share for a period of thirty (30) days; c) 25% when the Company's stock trades above seventy-five cents ($0.75) per share for a period of sixty (60) days; and d) 25% when the Company's stock trades at over one dollar ($1.00) per share for a period of ninety (90) days.

Family Relationships

There are no family relationships with any of the Company's directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date: July 12, 2017	/s/ Calli R. Bucci
By: Calli R. Bucci
Its: Chief Financial Officer, Secretary